UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2020

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, Stewart Information Services Corporation (the “Company”) and David C. Hisey, Chief Financial Officer, entered into that certain Amended and Restated Employment Agreement effective as of January 1, 2020 (the “Hisey Agreement”). In addition, on June 1, 2020, the Company and Steven M. Lessack, Group President, entered into that certain Amended and Restated Employment Agreement effective as of January 1, 2020 (the “Lessack Agreement”, and together with the Hisey Agreement, the “Employment Agreement”). Each of David C. Hisey and Steven M. Lessack are referred to herein as “Executive”.

The term of each Employment Agreement begins on January 1, 2020 and ends on December 31, 2020 (the “Term”). The Term will be automatically extended for successive one year periods unless either party provides written notice of non-renewal to the other party at least 60 days prior to the applicable renewal date. Pursuant to the terms of their respective Employment Agreement, Messrs. Hisey and Lessack are entitled to receive an annual salary of $475,000 and $565,000, respectively, plus vacation, medical, dental and life insurance benefits, disability insurance, reimbursement of certain qualified business expenses by the Company and Company-paid participation in the Company’s Executive Long Term Disability Plan and participation in the Company’s Nonqualified Deferred Compensation Plan. In addition, Mr. Lessack will receive an auto allowance of $1,000 per month, tax equalization payments and certain related tax preparation services. Each Executive is eligible to receive long and short-term incentive compensation in the form of annual bonuses or long-term grants under the Company’s Omnibus Plan. The decision to award any incentive compensation to an Executive under the Omnibus Plan and the amount and terms of any such awards or grants are subject to change from year to year and will be in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Company.

Pursuant to the terms of each Employment Agreement, Executive is entitled to receive certain benefits upon the termination of his employment from the Company including all accrued but unpaid annual salary through his last day of active employment, accrued but unused vacation time, amounts payable under the terms of any employee benefit plans in which such Executive was a participant, reimbursement of any business expenses not previously reimbursed, and any other amounts that are determined to be due under the terms of the Omnibus Plan, or any grants or awards made thereunder. Further, if Executive is terminated by the Company without Cause or upon such Executive’s resignation for Good Reason, he will be entitled to such benefits as may have be provided pursuant to the Company’s Executive Separation Pay and Change in Control Plan (the “Severance Plan”). In addition, if Mr. Hisey’s employment is terminated without Cause on or prior to September 8, 2020, he will be entitled to an amount equal to his 2020 target short-term incentive, and all unvested time-based long-term incentive awards granted in 2017 will accelerate and fully vest at target. Each Employment Agreement also includes customary non-competition and non-solicitation covenants.

All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in each Employment Agreement.

The foregoing is only a summary of certain of the terms of the Hisey Agreement and the Lessack Agreement and is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated by reference into this Item 5.02.

Executive Separation Pay and Change in Control Plan

As previously disclosed, the Company adopted the Severance Plan on January 1, 2018 to formalize and standardize the Company’s severance practices for its most senior executive officers, including the Company’s Chief Financial Officer and its other named executive officers (other than the Chief Executive Officer).

Under the Severance Plan, each executive officer whose employment is terminated by the Company without Cause (as defined in the Severance Plan) or by the executive officer for Good Reason (as defined in the Severance Plan), would be entitled to severance in the amount of 12 months of the executive officer’s then current base salary payable in installments over 12 months; plus (ii) an amount equal to the cost of the executive officer's coverage under the Company’s group health plan for a period of twelve (12) months. In addition, the executive officer would also be entitled to payment or reimbursement of executive outplacement services in an amount not to exceed $10,000 for a period of 12 months and such accelerated vesting as may be provided for under the terms of the Company’s long-term incentive plan and/or award agreement under the Company’s long-term incentive plan. In the event such termination occurs within the two year period following Change in Control (as defined in the Severance Plan), then in addition to the other payments and/or benefits described in the previous sentence, the executive officer would be entitled to severance in the amount of: (i) 24 months of the executive officer's then current base salary payable in installments over 24 months; plus (ii) two times the executive officer's target annual bonus in effect for the fiscal year in which the executive officer's termination of employment occurs, to be paid in a lump sum. In all events, in order to receive the payments and benefits, the executive officer will be required to, among other things, execute a general waiver and release of claims and be subject to customary non-disparagement and confidentiality covenants.

The foregoing is only a summary of certain of the terms of the Executive Separation Pay and Change in Control Plan and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference into this Item 5.02.

Executive Voluntary Retirement Plan

The Company adopted the Stewart Information Services Executive Voluntary Retirement Plan effective January 1, 2018 (the “EVRP”) to provide for certain supplemental retirement payments for its most senior executive officers, including the Company’s Chief Financial Officer and its other named executive officers (other than its Chief Executive Officer).

The Compensation Committee of the Company’s Board of Directors administers the EVRP and designates the executive officers participating in the EVRP as either a Level I Participant or a Level II Participant. Under the EVRP, following an executive’s Voluntary Retirement (as defined below) an executive would be entitled to receive (i) his or her salary for the Salary Continuation Period (as defined below), (ii) an amount equal to the sum of (A) in the case of an executive designated as a Level I Participant, the executive’s annual short-term incentive bonus target amount (the “Target Bonus”) as established pursuant to any Company plan that provides for annual performance- based cash bonuses, as such plan shall be in effect and amended and/or superseded from time to time, for the fiscal year in which the  executive’s Voluntary Retirement occurs, and in the case of an executive designated as a Level II Participant, 50% of such executive’s Target Bonus, plus (B) and amount equal to the value of the Company's monthly subsidy of the executive’s group health coverage while actively employed (as determined by the Company at its discretion) multiplied by the number of months in the Salary Continuation Period, and (iii) the executive’s outstanding grants under the Stewart Information Services Corporation 2014 Long Term Incentive Plan or the Stewart Information Services Corporation 2018 Incentive Plan, as such plan or plans shall be in effect and amended and/or superseded from time to time, shall be vested or forfeited, as the case may be, following the executive’s Voluntary Retirement, as provided for under the terms of the relevant award agreement or agreements. In order to receive the payments the executive officer will be required to, among other things, execute a general waiver and release of claims and be subject to customary non-disparagement, non-solicitation and confidentiality covenants.

Under the EVRP, “Voluntary Retirement” means the participant’s voluntary termination of employment with the Company at or after the attaining age 65 or, with respect to Level I Participants, after attaining at least age 60, and having completed at least five years of service with the Company. Level I Participants will receive salary continuation payments for a period of 12 months and Level II Participants shall receive such payments for a period of six months (the “Salary Continuation Period”).

The foregoing is only a summary of certain of the terms of the Executive Voluntary Retirement Plan and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.4 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement entered as of June 1, 2020 and effective as of January 1, 2020, by and between Stewart Information Services Corporation and David C. Hisey.

10.2	Amended and Restated Employment Agreement entered as of June 1, 2020 and effective as of January 1, 2020, by and between Stewart Information Services Corporation and Steven M. Lessack.

10.3	Stewart Information Services Corporation Executive Separation Pay and Change in Control Plan (effective as of January 1, 2018)

10.4	Stewart Information Services Corporation Executive Voluntary Retirement Plan (effective as of January 1, 2018)

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: June 1, 2020